Exhibit 10.3

THIS AMENDMENT TO CONSULTING AGREEMENT

Dated effective this 25th day of July, 2007

BETWEEN

DataJungle Software Inc., having an office at 1 Hines Road, Suite 202, Ottawa, Ontario, K2K 3C7

(Hereinafter, “DJSW”)

AND

Aodmorris & Associates LLC, having an office at 955 Via Casitas, Greenbrae, CA 94094

(Hereinafter, “Aodmorris”)

WHEREAS:

i.

DJSW and Aodmorris entered into a Consulting Agreement dated the 28th day of June, 2007 (the “Agreement”)

ii.

DJSW and Aodmorris desire to amend the Agreement (the “Amendment”)

THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, DJSW and Aodmorris agree as follows:

1.

Paragraph 1 (Services Contracted For) of the Agreement is deleted and replaced with the following:

The Company hereby engages the Consultant, for the provision of services consistent with, but not necessarily limited to, that of executive management and of corporate finance.  The Consultant agrees that it will provide the services of David Morris to fulfil these responsibilities, who will assume the position of Chief Executive Officer and President.  The appointment of David Morris to these positions will occur prior to July 27, 2007 and is subject to ratification by the Company’s Board of Directors.  The Consultant will keep in close contact with the Company through phone, e-mail, instant messaging and regular visits as required to perform the Consultant’s mandate.

These services will include, but not necessarily limited to:

a)

Identification and qualification of, and introduction of the Company to, potential sources of additional equity or convertible debt financing (“Financing”)

b)

Arrangement of Financing from these potential sources, including assistance with the negotiation of the amount, structure and terms of the Financing, subject to the proviso that the acceptance of any amount, structure and terms of any Financing is in the sole discretion of the Company

c)

Developing and maintaining contact and relationships on behalf of the Company with these sources of Financing

d)

Advice regarding capital structure and restructuring, if any, of the Company

e)

Strategic advice regarding product planning, market development, marketing and public relations;

f)

Business development assistance including terms of possible transactions and suggestions during negotiations;

g)

Sales assistance through the development of business models and sales strategies;

h)

Introductions to potential strategic partners and other alliance candidates;

i)

Introductions to prospective customers for the Company’s products or services;

j)

Review and advice concerning the technical orientation of existing and planned products or services;

k)

Such other duties and responsibilities as established by the Board of Directors of the Company and consistent with the positions of Chief Executive Officer and President; and

l)

Participation and attendance at meetings with the Company’s Board of Directors, management, customers, strategic partners and financing allies, as requested by the Company.

2.

Paragraph 2(a)(ii) (Compensation) of the Agreement is deleted and replaced with the following:

(ii)

a fee of $12,500 per month commencing upon the effective date of this Amendment.

3.

Paragraph 2(c) (Compensation) of the Agreement is deleted and replaced with the following:

The Company will reimburse the Consultant for reasonable expenses incurred while performing its duties for the Company, subject to approval by the Board of Directors of the Company.  Except as otherwise expressly provided in writing, the Company and the Consultant agree that all expenses including all expenses of a transactional nature such as legal counsel, deposit requirements, and third party payments; and all other expenses of an operational nature, such as telephone, telefax, secretarial, office and entertainment, shall be borne by the party that incurs those expenses.

4.

Paragraph 2(d) (Compensation) of the Agreement is deleted and replaced with the following:

The Company will issue to the Consultant or to David Morris at the direction of the Consultant: (i) 500,000 restricted shares of the Company’s common stock; (ii) warrants for 1.5 million restricted shares of common stock of the Company with a term of 4 years, an exercise price of $0.10 per share; (iii) warrants for 1.0 million restricted shares of common stock of the Company with a term of 4 years, an exercise price of $0.20 per share; and (iv) 750,000 stock options at an exercise price of $0.20 per share.  All warrants will have cashless exercise rights and a provision restricting conversion of these warrants if it would cause the aggregate number of shares of the Common Stock beneficially owned by the Consultant and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock of the Company following such exercise.

5.

All other terms and conditions of this Amendment shall remain the same.

In Witness Whereof, Company and Aodmorris have executed this Amendment this 25th day of July, 2007.

Aodmorris & Associates LLC

DataJungle Software Inc.

____________________

____________________

Per:  David Morris

Per:  Edward Munden, Chairman

____________________

Per:  Larry Bruce, CFO

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